EXHIBIT 32.1

P.D.C. INNOVATIVE INDUSTRIES, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTEDPURSUANT
TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of P.D.C. Innovative Industries, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, James Cheatham, Chief Executive Officer, and Paul Smith, President, Secretary, and Treasurer, (Principal Executive Officer), and Jay E. Ostrow, Chief Financial Officer, (Principal Financial and Accounting Officer), respectively, of the Company certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.   The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

2.   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 4, 2004

By: /s/ James Cheatham
James Cheatham
Chief Executive Officer

By: /s/ Paul Smith
Paul Smith
President, Secretary, Treasurer
(Principal Executive Officer)

By: /s/ Jay E. Ostrow
Jay E. OstrowChief
Financial Officer
(Principal Financial and Accounting Officer)